Exhibit 99.1

Gran Tierra Energy Inc. Announces Restoration of Production and Revised Guidance

•	Blockades Lifted, Production Ramping Back Up: Current Average Total Production[1] of 29,000 BOPD

•	No Impact To Reserves, Production Volumes Merely Deferred To Higher Brent Oil Price Environment

•	Updated 2021 Guidance: Higher Brent Oil Price Underpins Stronger 2021 EBITDA[2] and Cash Flow[2]

•	Credit Facility Balance Paid Down To $175 Million

CALGARY, ALBERTA, July 12, 2021, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced an operations and financial update and updated 2021 guidance. All dollar amounts are in United States dollars and all production volumes are on a working interest before royalties basis and are expressed in barrels (“bbl”) of oil per day (“BOPD”), unless otherwise stated.

Key Highlights:

•	End of Colombian Blockades Affecting Gran Tierra: As previously announced by Gran Tierra on May 17, 2021, a number of protests and blockades across Colombia impacted several key transportation routes throughout the country, resulting in the temporary shut-in of some of Gran Tierra’s wells and oil fields. Though these blockades were not directed at Gran Tierra, these events caused the Company to implement temporary production curtailments during May and June 2021. The Colombian government has now successfully negotiated ends to all of the blockades in the areas that were affecting Gran Tierra’s operations, which has allowed the Company to commence restoring its oil production throughout its entire Colombian portfolio.

•	Current Production Ramping Back Up: Gran Tierra’s current average total production[1] is approximately 29,000 BOPD and is back to levels achieved earlier in 2021, prior to the disruptions caused by the blockades.

•	Second Quarter 2021 Production: Gran Tierra’s actual second quarter 2021 total production averaged approximately 23,400 BOPD, down about 4% from first quarter average production of 24,463 BOPD. This reduction was due solely to the temporary impact of the blockades during second quarter 2021, all of which have since been lifted. Prior to the negative effects of the blockades, Gran Tierra had forecast second quarter 2021 production of about 28,000-30,000 BOPD.

•	Strong Second Half 2021 Production: Gran Tierra forecasts second half 2021 total production to average approximately 30,000-32,000 BOPD.

•	Acordionero Production: This field’s current average production[1] is approximately 16,000 BOPD with clear indications that the waterflood is performing as expected.

Financial Highlights:

•	Updated 2021 Guidance – Higher Brent Pricing Underpins Stronger 2021 EBITDA[2] and Cash Flow[2]: Gran Tierra now forecasts full-year 2021 average production to come in at or slightly below the low end of its previous guidance range and average 27,500-28,500 BOPD (previously 28,000-30,000 BOPD), due to the impact of blockades on production in second quarter 2021. However, due to the Company’s forecast second half 2021 production and currently strong Brent oil price environment, Gran Tierra now forecasts increased full-year 2021 EBITDA[2] and cash flow[2] with no change to the capital guidance range ($130-150 million). The Company now expects 2021 EBITDA[2] of $265-285 million (previously $255-275 million) and 2021 cash flow[2] of $215-235 million (previously $205-225 million).

•	Credit Facility Paid Down: Despite the reduction in second quarter 2021 production, as of June 30, 2021, Gran Tierra had paid down its credit facility balance by $5 million (relative to March 31, 2021) to $175 million and had a cash balance of $19 million.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "We are very pleased that we have safely and diligently ramped operations back up throughout our extensive Colombian portfolio. The Colombian government has been very supportive in resolving blockades and disruptions in areas where we have operations. Although the blockades impacted Gran Tierra’s second quarter 2021 production volumes, we believe that barrels not produced that quarter were simply deferred to future quarters, with no expected impact on reserves. The stronger Brent oil price environment more than offset the effect of lower production volumes in second quarter 2021. As a result, we now forecast higher EBITDA2 and cash flow2 in 2021, which is the second time that we have increased our financial forecast this year. We are very proud of our team for safely and efficiently restoring the Company’s total average production1 to its current level of approximately 29,000 BOPD, close to the highest levels achieved so far in 2021. With a constructive oil price, a successful drilling program in the first of 2021 and our first half 2021 oil price hedges rolling off, we are very excited about the second half of 2021 and all of 2022."

2021 Guidance	Previous Budget	Updated Budget
Annual Average Brent Oil Price ($/bbl)	61.00	69.00
Total Company Production (BOPD)	28,000-30,000	27,500-28,500
Operating Netback[2] ($ million)	310-330	340-360
EBITDA[2] ($ million)	255-275	265-285
Cash Flow[2] ($ million)	205-225	215-235
Total Capital ($ million)	130-150	130-150
Free Cash Flow[3] ($ million)	65-85	75-95
Bank Credit Facility Balance @ December 31, 2021 ($ million)	70-90	60-80
2021 Year-End Net Debt[5] to Annualized Fourth Quarter 2021 EBITDA[2]	1.9-2.1	1.6-1.8
Number of Development Wells (gross)	14-18	14-18

•	Fully Funded Capital Program: The 2021 capital budget of $130-150 million is expected to be more than fully funded from the updated 2021 cash flow[2] forecast of $215-235 million.

•	Control of Capital Program: Gran Tierra has 100% working interest in and operatorship of the Company’s major assets in Colombia and Ecuador. This full control gives the Company the flexibility to optimize its development and exploration programs with changes, either up or down, in oil prices.

•	Debt Reduction: With 2021 expected free cash flow[3] and changes in non-cash working capital (primarily related to the ongoing collection of tax receivables), Gran Tierra now expects its bank credit facility to be paid down to a balance of $60-80 million by December 31, 2021.

Gran Tierra is also revising the Company’s forecast 2021 ranges for operating netback5 per bbl and certain expenses:

2021 Guidance	Previous Budget	Updated Budget
Brent Oil Price ($/bbl)	61.00	69.00
Expenses ($/bbl)
Transportation and Quality Discount	8.00-10.00	8.00-10.00
Royalties	8.00-9.00	11.00-13.00
Oil and Gas Sales Price ($/bbl)	42.00-44.00	47.00-49.00
Operating Costs	11.00-13.00	12.00-14.00
Transportation (Pipeline)	0.90-1.10	0.90-1.10
Operating Netback[5] ($/bbl)	29.00-31.00	33.00-35.00
General and Administrative	1.50-2.50	1.50-2.50
Interest and Financing	4.50-5.00	4.50-5.00
Taxes	0.00	0.00

1 Approximate average production over the 11 day period from July 1 to July 11, 2021.

2 “Cash flow” refers to line item “net cash provided by operating activities” under generally accepted accounting principles in the United States of America (“GAAP”). "Operating netback" and earnings before interest, taxes and depletion, depreciation and accretion (“EBITDA”) are non-GAAP measures and do not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release.

3 "Free cash flow" is a non-GAAP measure and does not have a standardized meaning under GAAP. Free cash flow is defined as “net cash provided by operating activities” less capital spending. Refer to "Non-GAAP Measures" in this press release.

4 "Operating netback per bbl" is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release.

5 "Net debt" is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project” “forecast”, “guidance”, “target”, “goal”, “plan”, “budget” “objective”, “could”, “should”, and other terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s 2021 outlook and guidance, including estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, operating netback, net debt, total capital and certain associated metrics; expectations regarding its capital program, liquidity, including the ability to pay down the credit facility, and access to capital; strategies related to drilling and operational activities and expectations regarding well performance, production and workover activities; the benefits of reduced capital spending and G&A expenses; the benefits of derivative transactions and expectations regarding future oil prices; the Company’s operations including planned operations, and the impact of the COVID-19 pandemic, disruptions to operations and the decline in industry conditions.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline and volatility in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including a reduction of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2020, many of which are beyond the Company’s control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2021 outlook and guidance are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

The estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, operating netback, net debt, total capital and certain expenses or costs may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future.

In particular, this press release contains projected operational and financial information for 2021. These projections contain forward-looking statements and are based on a number of material assumptions and factors, including those set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary.

The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial and operational information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Non-GAAP Measures

This press release includes forward-looking non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as an alternative to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, it may not be comparable to similar measures used by other companies. These non-GAAP financial measures are presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.

Gran Tierra is unable to provide forward-looking net income and oil and gas sales, the GAAP measures most directly comparable to the non-GAAP measures EBITDA and operating netback, respectively, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.

Operating netback as presented is defined as projected 2021 oil and gas sales less projected 2021 operating and transportation expenses. Operating netback per bbl as presented is defined as projected oil and gas sales price less 2021 forecasts of transportation and quality discount, royalties, operating costs and pipeline transportation from the 2021 budget Brent oil price forecast as outlined in the table above. The most directly comparable GAAP measures are oil and gas sales and oil and gas sales price, respectively. Management believes that operating netback and operating netback per bbl are useful supplemental measures for management and investors to analyze financial performance and provides an indication of the results generated by our principal business activities prior to the consideration of other income and expenses. Gran Tierra is unable to provide a quantitative reconciliation of either forward-looking operating netback or operating netback per bbl to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measures.

EBITDA as presented is defined as projected 2021 net income adjusted for DD&A expenses, interest expense and income tax expense or recovery. The most directly comparable GAAP measure is net income. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking EBITDA to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

Free cash flow as presented is defined as GAAP projected "net cash provided by operating activities" less projected 2021 capital spending. The most directly comparable GAAP measure is net cash provided by operating activities. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company's business. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking free cash flow to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

Net Debt as presented is defined as projected working capital at December 31, 2021, less $600 million in senior notes and borrowings under the credit facility. Management believes that net debt is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company's business and leverage. The most directly comparable GAAP measure is total debt. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking net debt to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

Presentation of Oil and Gas Information

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.

This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.